As filed with the Securities and Exchange Commission on May 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-0244000 (I.R.S. Employer Identification Number)

222 N. Sepulveda Blvd, Suite 500 El Segundo, CA 90245 (310) 252-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arjun L. Kampani Vice President, General Counsel and Secretary 222 N. Sepulveda Blvd, Suite 500 El Segundo, CA 90245 (310) 252-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steve Wolosky, Esq. Jeffrey S. Spindler, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company Emerging growth company	☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.10 per share	1,400,000 Shares	(1)	$19,488,000	$2,258.66

_____________________

(1)	Highest price, excluding interest, to be paid per share in connection with the original sale of the securities subject to the rescission offers covered by this registration statement. The price per share will range from $7.25 to $13.92 per share, depending on the price originally paid by the offeree.
(2)	Aggregate purchase price, excluding interest, estimated to be payable (based on highest per share price) if the rescission offer covered by this registration statement is accepted in full.
(3)	Calculated pursuant to Rule 457(j) on the basis of the proposed maximum offering price described in Note 2.

PROSPECTUS

Aerojet Rocketdyne Holdings, Inc.

1,400,000 Shares

Common Stock

Rescission Offer

Under the terms and conditions described in this prospectus, we are offering (the “Rescission Offer”) to rescind the previous purchase of shares of our common stock, par value $0.10 per share, acquired by persons as part of units (the “Units”) in the Aerojet Rocketdyne Holdings Stock Fund (formerly known as the GenCorp Stock Fund) through the Aerojet Rocketdyne Retirement Savings Plan (formerly know as the GenCorp Retirement Savings Plan) (the “Plan”) between June 30, 2007 and June 29, 2008 (the “Rescission Period”). Such Units were acquired at prices ranging from $0.52 per Unit to $0.98 per Unit, with the price per share ranging from $7.25 to $13.92. Each Unit represents an interest in shares of our common stock, plus a varying amount of short-term liquid investments.

Plan participants may have acquired Units subject to this Rescission Offer by electing to invest in the Aerojet Rocketdyne Holdings Stock Fund through contribution elections or reallocation of investments in Plan accounts, or by receiving matching contributions from Aerojet Rocketdyne Holdings, Inc. (formerly know as GenCorp Inc.) (the “Company”). In the case of participant investments in the Aerojet Rocketdyne Holdings Stock Fund, Fidelity Management Trust Company (the “Trustee”), in its role as directed trustee for the Plan, effectuated purchases and sales of Company common stock in the open market at market prices which were then converted to Units. In the case of Company matching contributions, the Company issued new shares that were valued by the Trustee at the market price of such shares at the time they were contributed directly by the Company into the Aerojet Rocketdyne Holdings Stock Fund and were then converted to Units.

If you purchased Units or received Units through employer matching contributions pursuant to the Plan during the Rescission Period and accept the Rescission Offer by 4:00 p.m., Eastern time, on June 30, 2017 (the “Expiration Date”), you will receive one of, or a combination of, the following:

•	If you continue to own such Units as of the Expiration Date, we will repurchase those Units for the amount you paid for them (or, in the case of employer matching contributions, for the value of the Units at the time they were contributed to your Plan account), plus applicable interest. However, if the amount you paid for a Unit (or, in the case of employer matching contributions, the value of a Unit at the time it was contributed to your Plan account), plus applicable interest, is less than the value of such Unit as of the Expiration Date, we, as a fiduciary for you under the Plan, will direct the Trustee not to effectuate the repurchase; or

•	If any of such Units have been sold at a loss, we will pay you an amount equal to the excess of the amount you paid for those Units (or in the case of employer matching contributions, the excess of the value of the Units at the time such Units were contributed to your Plan account), over the proceeds you received from the sale of such Units, plus applicable interest.

If you acquired Units pursuant to the Plan during the Rescission Period and have rolled over or taken a distribution (or will roll over or take a distribution) in the form of common stock of the Company from the Plan any time during or after the Rescission Period (but prior to the Expiration Date), and you accept the Rescission Offer by the Expiration Date, you will receive one of, or a combination of, the following:

•	If you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at the value of the shares underlying the Units at the time such Units were acquired during the Rescission Period (the “original share value”), plus applicable interest. However, if the original share value of the shares to be repurchased, plus applicable interest, would be less than the fair market value of common stock of the Company on the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase.

•	If you have since sold, at a loss, the shares you received through a rollover or distribution, then we will pay you an amount equal to the difference between (a) the original share value of those shares and (b) the sale price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to the Company), plus applicable interest.

If you rolled over or took a distribution in the form of common stock of the Company from the Plan during the Rescission Period with respect to Units acquired before the Rescission Period, and you accept the Rescission Offer by the Expiration Date, you will receive one of, or a combination of, the following:

•	If you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at the purchase price of those shares on the date of the rollover or distribution (the “original purchase price”), plus applicable interest. However, if the original purchase price paid for the shares to be repurchased, plus applicable interest, would be less than the fair market value of common stock of the Company on the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase.

•	If you have since sold, at a loss, the shares you received through a rollover or distribution, then we will pay you an amount equal to the difference between (a) the original purchase price of those shares and (b) the sale price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to the Company), plus applicable interest.

All proceeds from this Rescission Offer will be allocated to your Plan account. If you no longer have a Plan account, a new Plan account will be established on your behalf. The proceeds will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover.

The Rescission Offer will expire at 4:00 p.m., Eastern Time, on Thursday, June 30, 2017, the Expiration Date.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the trading symbol “AJRD.” The closing sale price of our common stock on May 15, 2017 was $20.83 per share. The value of a Unit on such date was $1.45. Our principal executive offices are located at 222 N. Sepulveda Blvd, Suite 500, El Segundo, California 90245 and our telephone number is (310) 252-8100.

You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form in the enclosed pre-addressed mailing envelope and ensuring its receipt by us on or before the Expiration Date as set forth in this prospectus. You do not need to take any action to reject the Rescission Offer. If you fail to return the Rescission Offer Acceptance Form by the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock acquired pursuant to the Plan during the Rescission Period. In any event, any such claim may be barred by applicable statutes of limitations.

The shares of our common stock included in the Units and subject to the Rescission Offer may be deemed not to have been properly registered under the Securities Act of 1933, as amended (the “Securities Act”), in a timely manner because we inadvertently exceeded the number of shares registered with the Securities and Exchange Commission (“SEC”) for offer and sale to participants or issued by us through employer matching contributions under the Plan. These shares have always been treated as outstanding for financial reporting purposes. These shares for offer and sale to participants or issued by us through employer matching contributions under the Plan have now been registered by means of the Registration Statement on Form S-3 of which this prospectus forms a part. Accordingly, whether or not you accept this Rescission Offer, shares of common stock that you may own are now properly registered effective as of the date of this Registration Statement. We have not retained an underwriter in connection with the Rescission Offer.

An investment in our Units and common stock involves risks and uncertainties described in the section entitled “Risk Factors” beginning on page 17.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2017

Table of Contents

Page

Cautionary Statement Regarding Forward-Looking Statements	1
Questions and Answers about the Rescission Offer	3
Risk Factors	17
Our Company	19
The Rescission Offer	20
Material U.S. Federal Income Tax Consequences	27
Use of Proceeds	28
Important Notice Concerning Your Rights Under the Aerojet Rocketdyne Retirement Savings Plan	29
Where You Can Find More Information	30
Legal Matters	30
Experts	30
Incorporation By Reference	30

In this prospectus, unless otherwise stated or the context otherwise requires, “Company,” “we,” “us” and “our” refer to Aerojet Rocketdyne Holdings, Inc. and its subsidiaries.

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with additional or different information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock. Our business, financial condition, results of operation and prospects may have changed since those dates.

i

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this prospectus and the documents incorporated by reference herein should be considered “forward-looking statements” as defined by Section 21E of the Private Securities Litigation Reform Act of 1995. All statements in this prospectus and the documents incorporated by reference herein other than historical information may be deemed forward-looking statements. These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project” and “expect,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the section “Risk Factors” in Item 1A of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2016 and include the following:

•	future reductions or changes in U.S. government spending;
•	cancellation or material modification of one or more significant contracts;
•	negative audit of the Company’s business by the U.S. government;
•	inaccurate estimates and judgments made, or inaccurate assumptions relied upon, in preparing the Company’s consolidated financial statements;
•	expansion of operations through acquisitions, which may divert management’s attention and expose the Company to unanticipated liabilities and costs, may increase non-reimburseable costs, and result in integration difficulties and potential incurrence of costs related to acquisitions that are never consummated;
•	our international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect our operations;
•	cost overruns on the Company’s contracts that require the Company to absorb excess costs;
•	failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
•	our Aerospace and Defense segment’s success and growth depends on the Company’s ability to execute long-standing programs and periodically secure new contracts in a competitive environment;
•	failure to secure contracts;
•	failure to comply with regulations applicable to contracts with the U.S. government;
•	failure of the Company’s competitive improvement program in aligning the Company’s operations to current market conditions or in achieving the anticipated costs savings and other benefits within the expected timeframes;
•	costs and time commitment related to potential acquisition activities;
•	the Company’s inability to adapt to rapid technological changes;
•	failure of the Company’s information technology infrastructure including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company’s operations;
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•	product failures, schedule delays or other problems with existing or new products and systems;
•	the release, or explosion, or unplanned ignition of dangerous materials used in the Company’s businesses;
•	disruptions in the supply of key raw materials, difficulties in the supplier qualification process or increases in prices of raw materials;
•	the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
•	effects of changes in discount rates, actual returns on plan assets, and government regulations of defined benefit pension plans;
•	the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
•	environmental claims related to the Company’s current and former businesses and operations;
•	changes in the amount recoverable from environmental claims;
•	occurrence of liabilities that are inadequately covered by indemnity or insurance;
•	inability to protect the Company’s patents and proprietary rights;
•	the substantial amount of debt which places significant demands on our cash resources and could limit our ability to borrow additional funds or expand our operations;
•	the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
•	changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
•	additional costs related to the Company’s discontinued operations;
•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
•	additional costs and risks related to the restatement of the Company’s previously issued financial statements;
•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
•	those risks detailed from time to time in the Company’s reports filed with the SEC.

Additional risk factors may be described from time to time in our future filings with the SEC. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

2

 Questions and Answers about the Rescission Offer

The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the Plan who acquired Units between June 30, 2007 and June 29, 2008. Please refer to “The Rescission Offer” beginning on page 20 and the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus, which you should read carefully.

Why are you making the Rescission Offer?

Each Unit of the Aerojet Rocketdyne Holdings Stock Fund represents an interest in shares of common stock of the Company, plus a varying amount of short-term liquid investments. Prior to April 15, 2009, Plan participants were able to purchase Units through the Plan or received Units through employer matching contributions in accordance with the terms of the Plan. The Trustee would hold the Plan’s shares of common stock of the Company in the Aerojet Rocketdyne Holdings Stock Fund and Plan participants who invested in Units or who received Units through employer matching contributions had an indirect interest in those shares through their Unit investment. Purchases of Units comprising shares purchased by a Plan participant subject to the Rescission Offer during the Rescission Period were made by the Trustee in the open market and in a manner consistent with the Plan and the investment elections of the Plan participants. Units comprising shares that were issued by the Company to a participant’s Plan account through matching contributions constituted newly issued shares and were valued at the market price of such shares at the time of their contribution to a participant’s Plan account. However, we have determined that some of the shares of our common stock purchased by the Trustee on behalf of certain Plan participants to satisfy elections they made under the Plan or received by Plan participants through employer matching contributions may be deemed not to have been properly registered in accordance with the Securities Act.

On June 30, 2008, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 5,000,000 shares of our common stock included in Units sold through the Plan or issued to a Plan participant by the Company through matching contributions. In addition, we are making the Rescission Offer with regard to up to 1,400,000 unregistered shares of our common stock included in the Units purchased by Plan participants or issued by us through matching contributions pursuant to the Plan from June 30, 2007 and June 29, 2008. This Rescission Offer is being made to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the acquisition of Units by Plan participants.

Who is eligible to participate in the Rescission Offer?

The only participants who are eligible to participate in the Rescission Offer are participants who acquired Units in the Aerojet Rocketdyne Holdings Stock Fund through the Plan between June 30, 2007 and June 29, 2008. If you deliver the Rescission Offer Acceptance Form, we will review your Plan account and determine whether you are eligible to participate in the Rescission Offer.

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What will I receive if I accept the Rescission Offer?

The answer to this question depends on whether, as of the Expiration Date, you still own the Units purchased or contributed by us through matching contributions pursuant to the Plan during the Rescission Period.

If you purchased Units pursuant to the Plan during the Rescission Period and accept the Rescission Offer, you will receive one of, or a combination of, the following:

•	If you continue to own such Units as of the Expiration Date, we will repurchase those Units for the amount you paid for them, plus applicable interest. Interest at the rate of 7% per annum will be paid on the amount originally paid for a Unit from the date of purchase to (but not including) the date that payment is made by us (the “Payment Date”). However, if the price per Unit that you paid, plus applicable interest, is less than the value of such Unit as of the Expiration Date, we, as a fiduciary for you under the Plan, will direct the Trustee not to effectuate the repurchase.
•	If any of such Units have been sold at a loss, we will pay you an amount equal to the excess of the amount you paid for those Units over the proceeds you received from the sale of those Units, plus interest. Interest at the rate of 7% per annum will be paid on the amount originally paid for the Units from the date of purchase of the Units until the date of the sale of the Units and on the loss realized from the sale of the Units, from the date of sale to (but not including) the Payment Date.

If you received Units through employer matching contributions pursuant to the Plan during the Rescission Period and accept the Rescission Offer, you will receive one of, or a combination of, the following:

•	If you continue to own such Units as of the Expiration Date, we will repurchase those Units for the value of the Units at the time they were contributed to your Plan account, plus interest. Interest at the rate of 7% per annum will be paid on the value of the Units from the date the Units were contributed to your Plan account to (but not including) the Payment Date. However, if the value of a Unit at the time it was contributed to your Plan account, plus applicable interest, is less than the value of the Unit as of the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase.

•	If any of such Units have been sold at a loss, we will pay you an amount equal to the excess of the value of the Units at the time they were contributed to your Plan account over the proceeds you received from the sale of such Units, plus applicable interest. Interest at the rate of 7% per annum will be paid on the value of the Units when contributed to your Plan account from the date of such contribution to the date of sale and on the loss realized from the sale of the Unit, from the date of sale to (but not including) the Payment Date.

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We will use a first-in-first-out (“FIFO”) calculation to determine whether as of the Expiration Date, you continue to own or have sold Units purchased during the Rescission Period. This FIFO calculation means that for each participant, all Units acquired under a participant’s account during the Rescission Period will be matched against all sales of Units during or following such period until we determine: i) the purchase price of all Units purchased during the Rescission Period and still owned as of the Expiration Date; and ii) the purchase price and sales price of all Units purchased during the Rescission Period and sold as of the Expiration Date. The integrity of pre-tax and after-tax accounts will be maintained.

Please note that all proceeds will be allocated to your Plan account. If you no longer have a Plan account, a new Plan account will be established on your behalf. The proceeds will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover.

You are not entitled to damages with respect to any Units sold in excess of the number of Units acquired during the Rescission Period. You are also not entitled to accept the Rescission Offer with respect to any Units you sold at a price equal to or greater than the price you paid for them, plus applicable interest, or equal to or greater than the value of such Units, plus applicable interest, at the time they were contributed to your Plan account through employer matching contributions. If any of the Units you acquired during the Rescission Period were sold at a loss, timely acceptance of the Rescission Offer will result in a credit to your Plan account. If you are not sure whether the Units were sold at a loss, you may accept the Rescission Offer by returning the Rescission Offer Acceptance Form and, if based on the terms of the Rescission Offer you are entitled to any payment, we will credit any amounts owed to you to your Plan account as described in this prospectus.

What if I rolled over or took a distribution of common stock of the Company from the Plan?

If you acquired Units pursuant to the Plan during the Rescission Period and have rolled over or taken a distribution (or will roll over or take a distribution) in the form of common stock of the Company from the Plan any time during or after the Rescission Period but prior to the Expiration Date, and you accept the Rescission Offer, you will receive one of, or a combination of, the following:

•	If you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at the original share value of the shares underlying the Units at the time such Units were acquired during the Rescission Period, plus applicable interest. Interest at the rate of 7% per annum will be paid on the original share value for your shares from the date the Units were acquired by you to (but not including) the Payment Date. However, if the original share value of the shares to be repurchased, plus applicable interest, would be less than the fair market value of common stock of the Company on the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase. The repurchase will only be made upon receipt of either electronic transfer of your shares or your original stock certificate. If such certificate has been mutilated, lost, destroyed or stolen, the holder should promptly notify Computershare Trust Company, N.A., the Company’s transfer agent, at 1-877-889-2023, Monday through Friday between the hours of 8:00 a.m. and 6:30 p.m. Eastern Time. The holder will then be directed as to the steps that must be taken in order to replace the certificate.

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•	If you have since sold, at a loss, the shares you received through a rollover or distribution, then we will pay you an amount equal to the difference between (a) the original share value of those shares and (b) the sale price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to the Company), plus applicable interest. Interest at the rate of 7% per annum will be paid on the original share value for your shares from the date the Units were acquired by you to the date of sale and on the loss realized from the sale of the shares, from the date of sale to (but not including) the Payment Date. Any payments owed hereunder will only be made after you have delivered proof of the sale of your shares at a loss.

If you rolled over or took a distribution in the form of common stock of the Company from the Plan during the Rescission Period with respect to Units acquired before the Rescission Period, and you accept the Rescission Offer, you will receive one of, or a combination of, the following:

•	If you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at the original purchase price of those shares on the date of the rollover or distribution, plus applicable interest. Interest at the rate of 7% per annum will be paid on the original purchase price for your shares from the date the shares were rolled over or distributed to you (or your IRA or eligible retirement plan) to (but not including) the Payment Date. However, if the price paid for the shares to be repurchased, plus applicable interest, would be less than the fair market value of common stock of the Company on the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase. The repurchase will only be made upon receipt of either electronic transfer of your shares or of your original stock certificate. If such certificate has been mutilated, lost, destroyed or stolen, the holder should promptly notify Computershare Trust Company, N.A., the Company’s transfer agent, at 1-877-889-2023, Monday through Friday between the hours of 8:00 a.m. and 6:30 p.m. Eastern Time. The holder will then be directed as to the steps that must be taken in order to replace the certificate.

•	If you have since sold, at a loss, the shares you received through a rollover or distribution, then we will pay you an amount equal to the difference between (a) the original purchase price of those shares and (b) the sale price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to the Company), plus applicable interest. Interest at the rate of 7% per annum will be paid on the original purchase price for your shares from the date of such rollover or distribution to the date of sale and on the loss realized from the sale of the shares, from the date of sale to (but not including) the Payment Date. Any payments owed hereunder will only be made after you have delivered proof of the sale of your shares at a loss.

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Please note that all proceeds will be allocated to a new Plan account that will be established on your behalf. The proceeds resulting from acceptance of the Rescission Offer will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”

What interest rate will be used in calculating any amounts owed to me?

The interest rate we will pay is 7% per annum. Federal law does not mandate that interest be paid in this Rescission Offer nor does it provide a specific interest rate to be used in this regard. A large number of the persons that are eligible to accept our Rescission Offer reside in California where the applicable statutory interest rate is currently 7% per annum. In the absence of a required federal rate of interest and based on the large concentration of offerees residing in California, we have elected to provide for an interest rate of 7% per annum.

When and how will I receive a credit to my Plan account if I properly accept the Rescission Offer?

If we receive a properly completed Rescission Offer Acceptance Form from you on or before the Expiration Date and you are eligible for a credit to your Plan account (meaning that the value of a Unit at the time it was acquired, plus applicable interest, is greater than the value of a Unit on the Expiration Date), such credit will be posted to your Plan account approximately five to seven business days after the Expiration Date.

If you still have a Plan account, all proceeds resulting from acceptance of the Rescission Offer will be credited to your Plan account and invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate. After the blackout period ends (as discussed below), you may reallocate the proceeds into any combination of investment options available within the Plan. Otherwise, the proceeds will remain invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate. Effective April 15, 2009, participants in the Plans no longer have the ability to purchase Units by electing to invest in the Aerojet Rocketdyne Holdings Stock Fund (although participants who hold existing Units in the Aerojet Rocketdyne Holdings Stock Fund continue to be permitted to keep those Units in their Plan account). Instead, all future contribution investment elections must be directed into one or more of the other available investment options. Accordingly, participants in the Plan whose Units are purchased pursuant to the Rescission Offer will not be able to reinvest their proceeds in Units through a Plan account.

If you no longer have a Plan account, a new Plan account will be established on your behalf and proceeds will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”

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How will the Rescission Offer Credit be reflected in my Plan account?

Your periodic Fidelity statement will reflect purchases in the age appropriate American Funds Target Date Retirement Fund. More details about your rescission offer credit (“Rescission Offer Credit”) will be reflected in your transaction history on NetBenefits. The transactions displayed will depend on the aggregate disposition status of your Units.

Two examples below illustrate how a Rescission Offer Credit will be calculated and represented on NetBenefits for a participant assuming the age appropriate target date fund is the American Funds 2030 Target Date Retirement Fund Class R-6 and the expiration date of the offer was June 30, 2017:

Example #1: Units Still Held Eligible for a Rescission Offer Credit

1. You purchased 100 Aerojet Rocketdyne Holdings Stock Fund Units on August 13, 2007, as part of your normal contributions at a Unit price of $0.83.	$83.00
2. From August 13, 2007 through June 30, 2017, interest (at 7% simple annual interest) is calculated on your purchase price.	+ $57.45
3. Potential Rescission Offer Credit	$140.45
4. Assuming the Stock Fund Unit value on June 30, 2017 is $1.30 per unit, the current market value is $130. The Rescission Offer Credit is greater than the current value ($140.45 vs. $130.00), so these Units are eligible for the Rescission Offer.	ELIGIBLE
5. The Company will repurchase these Units if you accept the Rescission Offer. The net increase in the value of your Plan account is $10.45 for this purchase of Stock Fund Units.	$10.45 ($140.45- $130.00)

What you will see in your Plan account

The table below represents different transactions related to the Rescission Offer that will be posted to your Plan account based on the above purchase. Note, that the exchange out of the Aerojet Rocketdyne Holdings Stock Fund and exchange into the American Fund Target Date Fund will occur first, followed by the adjustment and interest. The difference between the Adjustment and the Interest is the same $10.45 shown above. This example represents only a single purchase of Aerojet Rocketdyne Holdings Stock Fund Units during the Rescission Period. All purchases will be aggregated together and handled at the same time in your Plan account.

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Date	Investment	Transaction Type	Amount	# Shares or Units

7/10/2017	COMPANY STOCK AEROJET ROCKETDYNE	Exchange Out	-$130.00	-100.000
7/10/2017	COMPANY STOCK AEROJET ROCKETDYNE	Change in Market Value*	$47.00	0.000
7/10/2017	AF TRGT DATE 2030 R6	Exchange In	$130.00	9.819
7/15//2017	AF TRGT DATE 2030 R6	Adjustment**	-$47.00	-2.461
7/15/2017	AF TRGT DATE 2030 R6	Interest	$57.45	4.339

 * The Change in Market Value (gain or loss) will post to the participant’s account and show on NetBenefits. However, this amount is based on the average cost of ALL Aerojet Rocketdyne Holdings Stock Fund units that the participant owns, not just those that are part of the Rescission Offer. Fidelity uses an average cost basis for shares in the calculation of realized gains or losses.

**The Adjustment is the difference between the purchase price and the Market Value of the Units when sold (as of the Expiration Date of the Rescission Offer or actual sale date, if earlier).

Example # 2: Units Sold at a Loss Eligible for a Rescission Offer Credit

1. You purchased 100 Aerojet Rocketdyne Holdings Stock Fund Units on December 10, 2007, as part of your normal contributions at a Unit price of $0.85.	$85.00
2. You sold these 100 Units on September 16, 2008 at a Unit price of $0.61.	- $61.00
3. This resulted in a loss from the original purchase price.	$24.00
ELIGIBLE
4. Interest (at 7% simple annual interest) is first calculated on the original purchase ($85.00) from the purchase date of December 10, 2007 through the sale date of September 16, 2008.	$4.58
5. Interest (at 7% simple annual interest) is then calculated on the loss from the sale ($24.00) from the sale date of September 16, 2008 through the Expiration Date of the Rescission Offer (June 30, 2017).	$14.76
6. The total Rescission Offer payment is determined by adding the total amount of the loss plus the two interest payments. In this case, the Rescission Offer Payment is $40.18 ($24.00 + $4.58 + $14.76).	$43.33

What you will see in your account

The table below shows how the Rescission Offer Credit will show in your Plan account transaction history on NetBenefits. It’s important to remember that this example represents only a single purchase of Aerojet Rocketdyne Holdings Stock Fund units during the Rescission Period. In actuality, all purchases will be aggregated together and handled at the same time in your Plan account.

Date	Investment	Transaction Type	Amount	# Shares or Units

7/15/2017	AF TRGT DATE 2030 R6	Adjustment**	$24.00	1.813
7/15/2017	AF TRGT DATE 2030 R6	Interest	$19.33	1.460

**The Adjustment is the difference between the purchase price and the market value of the Units when sold (as of the Expiration Date of the Rescission Offer, or actual sale date if earlier).

Why aren’t you repurchasing all the units I still hold that were acquired during the Rescission Period?

We are using a first-in-first-out (FIFO) calculation to determine whether as of the Expiration Date, you continue to own or have sold Units purchased during the Rescission Period. For any Unit deemed still held, if the price per Unit that you paid, plus applicable interest, is less than the value of such Unit as of the Expiration Date, we, as a fiduciary for you under the Plan, will direct the Trustee not to repurchase the Unit.

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Example # 3: Units Still Held Not Eligible for a Rescission Offer Credit

1. You purchased 100 Aerojet Rocketdyne Holdings Stock Fund Units on August 22, 2007 as part of your normal contributions at a Unit price of $0.83.	$83.00
2. From August 22, 2007 through June 30, 2017, interest (at 7% simple annual interest) is calculated on your purchase price.	+ $57.30
3. Potential Rescission Offer Credit	$140.30
4. Value of Units as of the Expiration Date	$151.00
5. Assuming the Stock Fund unit value on June 30, 2017 is $1.51 per unit, the current value is $151.00. The current value is greater than the potential Rescission Offer Credit ($151.00 vs. $140.30), so the Company will direct the Trustee not to repurchase these Units even if you accept the Rescission Offer. There will be no change in the value of your Plan account for this purchase during the Rescission Period. You will not see any change in your account on NetBenefits associated with this purchase.	NOT ELIGIBLE

What American Funds Target Date Fund will my Rescission Offer Credit be posted to?

All Rescission Offer Credits will be deposited into Plan accounts and invested in the age-appropriate American Funds Target Date Retirement Fund Class R6 according to the following table:

Fund Name	Fund Code	Retirement Date Range	Birth Date Range
American Funds 2010 Target Date Retirement Fund® Class R6	OK0S	Retired before 2013	1/1/1900 - 12/31/1947
American Funds 2015 Target Date Retirement Fund® Class R6	OK41	2013-2017	1/1/1948 - 12/31/1952
American Funds 2020 Target Date Retirement Fund® Class R6	OK0T	2018-2022	1/1/1953 - 12/31/1957
American Funds 2025 Target Date Retirement Fund® Class R6	OK42	2023-2027	1/1/1958 - 12/31/1962
American Funds 2030 Target Date Retirement Fund® Class R6	OK0U	2028-2032	1/1/1963 - 12/31/1967
American Funds 2035 Target Date Retirement Fund® Class R6	OK43	2033-2037	1/1/1968 - 12/31/1972
American Funds 2040 Target Date Retirement Fund® Class R6	OK0V	2038-2042	1/1/1973 - 12/31/1977
American Funds 2045 Target Date Retirement Fund® Class R6	OK44	2043-2047	1/1/1978 - 12/31/1982
American Funds 2050 Target Date Retirement Fund® Class R6	OK0W	2048 – 2052	1/1/1983 - 12/31/1987
American Funds 2055 Target Date Retirement Fund® Class R6	OK45	2053 – 2057	1/1/1988 - 12/31/1992
American Funds 2060 Target Date Retirement Fund® Class R6	OV6C	2058 and later	On or after 1/1/1993

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Contact the Fidelity Retirement Benefits Line at 1-800-890-4015 for more information about these investment options and to request a prospectus.

If you are currently a Plan participant, your Rescission Offer Credit will be reflected in your current account. If you do not have an account, one will be opened for you and your Rescission Offer Credit will be deposited there and invested as outlined above. Once your account is established, you can view it online at www.401k.com. You may need to establish a username and password in order to log in to this site. You may also contact the Fidelity Retirement Benefits Line at 1-800-890-4015 to get information about, or to make changes to, your account.

Am I legally required to accept the Rescission Offer?

No. A participant is not legally required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary. If you are an employee of the Company or its subsidiaries, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Does it matter whether I acquired Units through salary deferrals, rollover contributions, loan repayments, Company contributions or transfers between investment funds?

No. All purchases of Units and all Units received through Company matching contributions pursuant to the Plan during the Rescission Period will be considered when determining whether you are eligible for a credit to your Plan account should you accept the Rescission Offer.

What considerations should I take into account in deciding whether to accept the Rescission Offer?

The answer to this question depends on whether you still hold the Units acquired pursuant to the Plan during the Rescission Period.

If you sold your Units, you should determine whether any of the Units were sold for less than the amount you paid for them or less than the value of such Units at the time they were contributed to your Plan account through employer matching contributions, as the case may be, plus applicable interest. You may retrieve detailed information regarding your transactions in the Aerojet Rocketdyne Holdings Stock Fund during the Rescission Period by requesting a copy of your printed statement from Fidelity Workplace Services LLC at 1-800-890-4015, Monday through Friday between the hours of 8:30 a.m. and 11:00 p.m. Eastern Time.

If you currently hold Units acquired during the Rescission Period, acceptance of the Rescission Offer is not economically beneficial to you unless the value of a Unit, as of the Expiration Date, is less than the amount you paid for such Unit, plus applicable interest, or less than the value of such Unit at the time the Unit was contributed by us through a matching contribution, plus applicable interest, as the case may be. Our records indicate that the Units subject to the Rescission Offer were acquired at prices ranging from $0.52 per Unit to $0.98 per Unit. The value of a Unit as of May 15, 2017 was $1.45. Only those Units that do not have matching sales are eligible for repurchase as part of the Rescission Offer.

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Does the Rescission Offer affect any loan repayments I am currently making to the Plan?

If you have an outstanding loan from the Plan, the amount that you are required to repay will not change as a result of your acceptance or rejection of the Rescission Offer. However, new loan and distribution requests made during the blackout period will be delayed until after the blackout period ends. Any loan and distribution requests made during the blackout period do not need to be resubmitted after the blackout period ends, as they will be automatically processed once the blackout period ends.

If you took a loan from the Plan, and you purchased Units during the Rescission Period with your loan repayment withholdings, then those Units will be eligible for this Rescission Offer.  If you took a loan from the Plan between the start of the Rescission Period and the Expiration Date, and if Units were sold from your Plan account to fund your loan, then such Units will be treated, for purposes of this Rescission Offer, like any other disbursement of Units under the Plan.  If you realized a gain upon the sale of such Units acquired during the Rescission Period, and you accept the Rescission Offer, you will not receive a credit to your Plan account relating to such Units sold.  If you realized losses upon the sale of some or all of the Units acquired during the Rescission Period as a consequence of taking out a loan, and you accept the Rescission Offer, your Plan account will be credited with an amount equal to the excess of the amount you paid for such Units, or the value of the Units at such time they were contributed to your Plan, plus applicable interest over the value of the Units sold.  The amount credited to your Plan account will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate.

Will my Plan account be “blacked out” for any period as a result of the Rescission Offer?

Yes. In order to ensure smooth processing of the Rescission Offer, all transactions related to the Aerojet Rocketdyne Holdings Stock Fund in your Plan account will be temporarily suspended as of the Expiration Date whether or not you accept the Rescission Offer and whether or not we repurchase your Units or credit your Plan account for any losses. This suspension will apply to all participants in the Plan, not just those receiving the Rescission Offer. This temporary suspension is called a “blackout period.” The blackout period will begin on the Expiration Date and is anticipated to end during the week of July 10, 2017. During the blackout period, you will be subject to the risk that the value of common stock of the Company, and thus the value of the Aerojet Rocketdyne Holdings Stock Fund, could significantly change due to events in the securities markets and you would be precluded from transferring funds in and out of the Aerojet Rocketdyne Holdings Stock Fund as its value changes.

However, effective as of April 15, 2009, participants in the Plans no longer have the ability to purchase Units by electing to invest in the Aerojet Rocketdyne Holdings Stock Fund (although participants who hold existing Units in the Aerojet Rocketdyne Holdings Stock Fund continue to be permitted to keep those Units in their Plan account). Instead, all future contribution investment elections directed into the Aerojet Rocketdyne Holdings Stock Fund will be redirected to other investment options. Accordingly, participants in the Plan whose Units are purchased pursuant to the Rescission Offer will not be able to reinvest their proceeds in Units through a Plan account.

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What is the effect of the Rescission Offer on my ability to assert claims?

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors–The Rescission Offer may not bar claims relating to our non-compliance with securities laws and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors–Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

May I accept the Rescission Offer in part?

No. If you accept the Rescission Offer, then you must accept it for all Units that were acquired during the Rescission Period that you own as of the Expiration Date, as well as all Units that you acquired during the Rescission Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will only repurchase those Units that, as of the Expiration Date, have a value less than the price you paid for the Units, plus interest, or, in the case of Units contributed through employer matching contributions, less than the value of the Units at the time such Units were contributed to your Plan account through employer matching contributions, plus interest.

If you attempt to accept the Rescission Offer only in part, it will be deemed a rejection as the offer must be accepted in full or not at all.

What will happen if I elect to accept the Rescission Offer for Units acquired during the Rescission Period that I own in my Plan account as of the Expiration Date but the amount I would receive for the Units, plus interest, is less than the value of the Units as of the Expiration Date?

If you accept the Rescission Offer, we will not repurchase those Units for which the price per Unit that you paid, plus applicable interest, or the price per Unit at the time such Unit was contributed by us through employer matching contributions, plus applicable interest, is less than the value of a Unit as of the Expiration Date. Such Units will remain in your Plan account, and except as set forth below with respect to the blackout period, the Rescission Offer will not affect your ability to sell such Units.

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When does the Rescission Offer expire?

The Rescission Offer expires at 4:00 p.m., Eastern Time, on June 30, 2017.

What do I need to do now to accept the Rescission Offer?

In order to accept the Rescission Offer, you must complete, sign and date the accompanying Rescission Offer Acceptance Form, and return it in the enclosed pre-addressed envelope ensuring its receipt to the following address on or before 4:00 p.m., Eastern Time, on June 30, 2017:

Aerojet Rocketdyne Holdings, Inc. Rescission Offer

P.O. Box 55866

Boston, MA 02205-5866

If you would like to accept the Rescission Offer, the Company recommends that you send the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date and use registered mail with return receipt requested. Please note that this form must be received by us (rather than just postmarked) by the Expiration Date.

If you would like to accept the Rescission Offer, WE MUST RECEIVE YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM BY MAIL AT THE ADDRESS ABOVE ON OR BEFORE THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE FOR A CREDIT TO YOUR PLAN ACCOUNT.

If you previously directed and caused the Trustee to rollover or distribute your shares of common stock of the Company from the Plan, in order to indicate your acceptance of the Rescission Offer, you must:

•	If you have not sold such distributed shares, affix a copy of your stock certificate to the Rescission Offer Acceptance Form or other evidence of your stock ownership acceptable to the Company. If we determine that you are eligible to participate in this Rescission Offer, we will request delivery of either electronic transfer of your shares or your original stock certificate;

•	IF WE REQUIRE RECEIPT OF YOUR ORIGINAL STOCK CERTIFICATE, ALL REGISTERED OWNERS MUST SIGN EITHER THE STOCK CERTIFICATE WITH MEDALLION SIGNATURE GUARANTEE OR A STOCK POWER WITH MEDALLION SIGNATURE GUARANTEE; and

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•	If you have sold any such distributed shares at a loss during the Rescission Period, affix your proof of loss on the sale(s) of such shares to the Rescission Offer Acceptance Form (such proof of loss must be in a form acceptable to the Company, such as a broker’s confirmation or monthly statement).

If any certificate which a participant desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify Computershare Trust Company, N.A., the Company’s transfer agent, at 1-877-889-2023, Monday through Friday between the hours of 8:00 a.m. and 6:30 p.m. Eastern Time. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The Rescission Offer Acceptance Form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

What do I need to do now to reject the Rescission Offer?

You do not need to take any action to reject the Rescission Offer, unless you have previously accepted the Rescission Offer (in which case, refer to the instructions set forth in “Can I change my mind after I have mailed my signed Rescission Offer Acceptance Form?”).

What happens if I do not return the Rescission Offer Acceptance Form or if it is returned after 4:00 p.m., Eastern Time on the Expiration Date?

If you do not return the Rescission Offer Acceptance Form, or if you return it but we receive it after 4:00 p.m., Eastern Time on the Expiration Date, you will be deemed to have rejected the Rescission Offer.

If you reject the Rescission Offer, you will not receive any payment with respect to the shares included in the Units subject to the Rescission Offer. In addition, the shares included in the Units that you now own and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus and, unless you are deemed to be an affiliate (as defined in Rule 144 under the Securities Act) of us, such shares will be freely tradeable and can be sold following the blackout period which is anticipated to end during the week of July 10, 2017.

Can I change my mind after I have mailed my signed Rescission Offer Acceptance Form?

Yes. You can change your decision about accepting the Rescission Offer at any time on or before the Expiration Date.

If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number and a clear indication that you are rejecting the Rescission Offer to the attention of:

Aerojet Rocketdyne Holdings, Inc. Rescission Offer

P.O. Box 55866

Boston, MA 02205-5866

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If you would like to reject the Rescission Offer, the Company recommends that you send the notice sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date and use registered mail with return receipt requested. Please note that this notice of rejection must be received by us (rather than just postmarked) by the Expiration Date.

THIS NOTICE OF REJECTION MUST BE RECEIVED BY MAIL AT THE ABOVE ADDRESS ON OR BEFORE THE EXPIRATION DATE. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTIONS ON THE ORIGINAL RESCISSION OFFER ACCEPTANCE FORM(S).

Who can help answer your questions?

If you have questions regarding the Rescission Offer, you may call Fidelity Management Trust Company at 1-800-890-4015, Monday through Friday between the hours of 8:30 a.m. and 11:00 p.m. Eastern Time.

Corporate Information

Our principal executive offices are located at 222 N. Sepulveda Blvd, Suite 500, El Segundo, California 90245 and our telephone number is (310) 252-8100. Our website is located at www.aerojetrocketdyne.com. Information on our website is not part of this prospectus.

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors described below relating to the Rescission Offer, the risks identified in “Cautionary Statement Regarding Forward-Looking Statements” above, and the risks described in the section “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by other filings we make with the SEC.

The Rescission Offer may not bar claims relating to our non-compliance with securities laws and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale of shares of our common stock included in the Units that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer.

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Generally, the statute of limitations for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. The Company believes that the one-year federal statute of limitations on sales of shares of our common stock represented by the Units has expired and that participants in the Plan now have no federal rescission rights. Nonetheless, the Company and the Plan entered into a tolling agreement tolling the statue of limitations. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have.

You will not be permitted to conduct any transactions in the Aerojet Rocketdyne Holdings Stock Fund within your Plan account for a period of time following the Expiration Date.

Because you will not be permitted to conduct any transactions in the Aerojet Rocketdyne Holdings Stock Fund within your Plan account during the blackout period you will be subject to the risk that the value of common stock of the Company, and thus the value of the Aerojet Rocketdyne Holdings Stock Fund, could significantly change during this period due to events in the securities markets and you would be precluded from transferring funds in and out of the Aerojet Rocketdyne Holdings Stock Fund as its value changes. See “Notice of Blackout Period” for additional information.

However, effective as of April 15, 2009, participants in the Plans no longer have the ability to purchase Units by electing to invest in the Aerojet Rocketdyne Holdings Stock Fund (although participants who hold existing Units in the Aerojet Rocketdyne Holdings Stock Fund continue to be permitted to keep those Units in their Plan account). Instead, all future contribution investment elections directed into the Aerojet Rocketdyne Holdings Stock Fund will be redirected to other investment options. Accordingly, participants in the Plan whose Units are purchased pursuant to the Rescission Offer will not be able to reinvest their proceeds in Units through a Plan account.

Our delay in crediting any proceeds received in this Rescission Offer to your Plan account could result in a higher unit cost for the investment that we are investing in with such proceeds.

All proceeds will be invested in the American Funds Target Date Retirement Fund Class R-6 within your Plan account based on your birthdate (or if you do not currently have a Plan account, a new Plan account will be established for you). However, any proceeds you receive for the sale of Units in the Rescission Offer will not be deposited into your Plan account for up to five to seven business days following the Expiration Date. As a result, you may be subject to the risk that the purchase price of the American Funds Target Date Retirement Fund Class R-6 based on your birthdate could increase in value prior to the reinvestment of proceeds in your account, resulting in a higher unit cost for such investment.

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 Our Company

We are an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of our excess real estate assets. Our operations are organized into two segments:

Aerospace and Defense — includes the operations of our wholly-owned subsidiary Aerojet Rocketdyne, Inc., a leading technology-based designer, developer and manufacturer of aerospace and defense products and systems for the United States government, including the Department of Defense, the National Aeronautics and Space Administration, major aerospace and defense prime contractors as well as portions of the commercial sector.

Real Estate — includes the activities of our wholly-owned subsidiary Easton Development Company, LLC related to the re-zoning, entitlement, sale, and leasing of our excess real estate assets. We currently are in the process of seeking zoning changes and other governmental approvals on our excess real estate assets to optimize their value.

We were incorporated in Ohio in 1915 and reincorporated to the State of Delaware on April 11, 2014. Our principal executive offices are located at 222 N. Sepulveda Blvd, Suite 500, El Segundo, California 90245 and our telephone number is (310) 252-8100.

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The Rescission Offer

Background and Reasons for the Rescission Offer

The Plan is a qualified defined contribution plan under Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The purpose of the Plan is to provide a voluntary, systematic method for participants to save a specified percentage of the participant’s compensation for retirement and to defer federal income tax and, where allowed, state, city and county income tax, on such compensation, together with matching contributions made by the Company.

Amounts in participants’ accounts are held in a trust fund maintained for the benefit of participants in the Plan. Fidelity Management Trust Company is the Directed Trustee of the Plan. There are currently 26 investment choices available to participants under the Plan. Prior to April 15, 2009 (and during the Rescission Period), one of the investment choices in the Plan was the Aerojet Rocketdyne Holdings Stock Fund, which gave participants the opportunity to invest amounts deposited in their Plan account in common stock of the Company. Effective April 15, 2009, all future contribution investment elections directed into the Aerojet Rocketdyne Holdings Stock Fund are being redirected to other investment options.

A participant’s investment in the Aerojet Rocketdyne Holdings Stock Fund is measured in Units. Each Unit represented shares of our common stock plus a varying amount of short-term liquid investments. All contributions to the participant’s Plan account were and continue to be invested in accordance with the participant’s investment elections, other than employer matching contributions. Prior to January 15, 2009 (and during the Rescission Period), employer matching contributions were made with common stock of the Company converted to and held as part of Units in the Aerojet Rocketdyne Holdings Stock Fund. Shares of our common stock forming parts of Units that were contributed through Company matching contributions to a participant’s Plan account during the Rescission Period constituted newly issued shares and were issued directly by the Company. In order to determine the number of shares for a particular matching contribution, the shares underlying the Units were valued at the market price of such shares at the time they were contributed to a participant’s Plan account. Participants who elected to invest in the Aerojet Rocketdyne Holdings Stock Fund effectuated purchases and sales of Units through the Trustee who from time to time purchased and sold our common stock in the open market at market prices. Effective January 15, 2009, the Company discontinued employer matching contributions of Units to Plan accounts for non-union employees and effective April 15, 2009, began making the Company’s union employee matching contributions in cash. Effective the first full payroll commencing in July 2010, for non-union employees, the employer matching component of the Plan was reinstated but the Company is making matching contributions in cash.

We are required to register the sale and issuance of shares of common stock of the Company to Plan participants through the Plan, including the shares we issued through matching contributions. We inadvertently exceeded the number of shares of our common stock registered with the SEC for offer and sale or issuance by us through matching contributions to participants in the Plan. On June 30, 2008, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 5,000,000 shares of our common stock included in Units purchased by Plan participants or issued by us through matching contributions pursuant to the Plan.

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We are making this Rescission Offer with regard to up to 1,400,000 unregistered shares of our common stock included in the Units purchased by Plan participants or issued by us through matching contributions pursuant to the Plan during the Rescission Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of noncompliance with applicable federal registration requirements in connection with the acquisition of such shares of our common stock by Plan participants. Members of our Board of Directors did not participate in the Plan and therefore are not eligible to participate in the Rescission Offer.

Effect of the Rescission Offer

Whether you accept or reject the Rescission Offer, the shares of common stock included in the Units held in the Plan, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus. Furthermore, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of us, such shares will be freely tradable and can be sold following the blackout period which is anticipated to end during the week of July 10, 2017, if you do not accept the offer. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

We believe that your acceptance of the Rescission Offer will, under general theories of estoppel, preclude you from later seeking similar relief. For federal securities law purposes, non-acceptance of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for enforcement of such statutory rights by a stockholder is one year commencing on the date of the sale of common stock sold in violation of the federal registration requirements, but in no event later than three years after the common stock was bona fide offered to the public.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of shares of our common stock included in the Units that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. We, however, do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our common stock included in the Units acquired during the Rescission Period. You may wish to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

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Terms of the Rescission Offer

If you purchased Units pursuant to the Plan during the Rescission Period and continue to own such Units as of the Expiration Date, we will repurchase those Units for the amount you paid for them, plus applicable interest. Interest at the rate of 7% per annum will be paid on the amount originally paid for a Unit from the date of purchase to (but not including) the Payment Date. However, if the price per Unit that you paid, plus applicable interest, is less than the value of such Unit as of the Expiration Date, we, as a fiduciary for you under the Plan, will direct the Trustee not to effectuate the repurchase.

If any of such Units you purchased have been sold at a loss, we will pay you an amount equal to the excess of the amount you paid for those Units over the proceeds you received from the sale of those Units, plus interest. Interest at the rate of 7% per annum will be paid on the amount originally paid for the Units from the date of purchase of the Units until the date of the sale of the Units and on the loss realized from the sale of the Units, from the date of sale to (but not including) the Payment Date.

If you received Units through employer matching contributions pursuant to the Plan during the Rescission Period and continue to own such Units as of the Expiration Date, we will repurchase those Units for the value of the Units at the time they were contributed to your Plan account, plus interest. Interest at the rate of 7% per annum will be paid on the value of the Units from the date the Units were contributed to your Plan account to (but not including) the Payment Date. However, if the value of a Unit at the time it was contributed to your Plan account, plus applicable interest, is less than the value of the Unit as of the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase.

If any of such Units received through employer matching contributions have been sold at a loss, we will pay you an amount equal to the excess of the value of the Units at the time they were contributed to your Plan account over the proceeds you received from the sale of such Units, plus applicable interest. Interest at the rate of 7% per annum will be paid on the value of the Units when contributed to your Plan account from the date of such contribution to the date of sale and on the loss realized from the sale of the Unit, from the date of sale to (but not including) the Payment Date.

We will use a first-in-first-out (FIFO) calculation to determine whether as of the Expiration Date, you continue to own or have sold Units purchased during the Rescission Period. This FIFO calculation means that for each participant, all Units acquired under a participant’s account during the Rescission Period will be matched against all sales of Units during or following such period until we determine: i) the purchase price of all Units purchased during the Rescission Period and still owned as of the Expiration Date; and ii) the purchase price and sales price of all Units purchased during the Rescission Period but were sold as of the Expiration Date. The integrity of pre-tax and after-tax accounts will be maintained.

Federal law does not mandate that interest be paid in this Rescission Offer nor does it provide a specific interest rate to be used in this regard. A large number of the persons that are eligible to accept our Rescission Offer reside in California where the applicable statutory interest rate is currently 7% per annum. In the absence of a required federal rate of interest and based on the large concentration of offerees residing in California, we have elected to provide for an interest rate of 7% per annum.

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If we receive a properly completed Rescission Offer Acceptance Form from you on or before the Expiration Date and we determine that you are eligible for a credit to your Plan account (meaning that the value of a Unit at the time it was acquired, plus applicable interest, is greater than the value of a Unit on the Expiration Date), such credit will be posted to your Plan account approximately five to seven business days after the Expiration Date.

If you still have a Plan account, all proceeds resulting from acceptance of the Rescission Offer will be credited to your Plan account and invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate. After the blackout period ends, you may reallocate the proceeds into any combination of investment options available within the Plan. Otherwise, the proceeds will remain invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate. Effective April 15, 2009, participants in the Plans no longer have the ability to purchase Units by electing to invest in the Aerojet Rocketdyne Holdings Stock Fund (although participants who hold existing Units in the Aerojet Rocketdyne Holdings Stock Fund continue to be permitted to keep those Units in their Plan account). Instead, all future contribution investment elections must be directed into the other available investment options. Accordingly, participants in the Plan whose Units are purchased pursuant to the Rescission Offer will not be able to reinvest their proceeds in Units through a Plan account.

If you no longer have a Plan account, a new Plan account will be established on your behalf and proceeds resulting from acceptance of the Rescission Offer will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”

As of May 15, 2017, the closing sale price of our common stock (as reported on the New York Stock Exchange) was $20.83 per share. The value of a Unit on such date was $1.45.

Treatment of Rollover or Distribution of Common Stock of the Company from the Plan

If you acquired Units pursuant to the Plan during the Rescission Period and have rolled over or taken a distribution (or will roll over or take a distribution) in the form of common stock of the Company from the Plan any time during or after the Rescission Period but prior to the Expiration Date, and you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at the original share value of the shares underlying the Units at the time such Units were acquired during the Rescission Period, plus applicable interest. Interest at the rate of 7% per annum will be paid on the original share value for your shares from the date the Units were acquired by you to (but not including) the Payment Date. However, if the original share value of the shares to be repurchased, plus applicable interest, would be less than the fair market value of common stock of the Company on the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase. The repurchase will only be made upon receipt of either electronic transfer of your shares or your original stock certificate. If such certificate has been mutilated, lost, destroyed or stolen, the holder should promptly notify Computershare Trust Company, N.A., the Company’s transfer agent, at 1-877-889-2023, Monday through Friday between the hours of 8:00 a.m. and 6:30 p.m. Eastern Time. The holder will then be directed as to the steps that must be taken in order to replace the certificate.

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If you have since sold, at a loss, the shares you received through a rollover or distribution, then we will pay you an amount equal to the difference between (a) the original share value of those shares and (b) the sale price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to the Company), plus applicable interest. Interest at the rate of 7% per annum will be paid on the original share value for your shares from the date the Units were acquired by you to the date of sale and on the loss realized from the sale of the shares, from the date of sale to (but not including) the Payment Date. Any payments owed hereunder will only be made after you have delivered proof of the sale of your shares at a loss.

If you rolled over or took a distribution in the form of common stock of the Company from the Plan during the Rescission Period with respect to Units acquired before the Rescission Period, and you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at the original purchase price of those shares on the date of the rollover or distribution, plus applicable interest. Interest at the rate of 7% per annum will be paid on the original purchase price for your shares from the date the shares were rolled over or distributed to you (or your IRA or eligible retirement plan) to (but not including) the Payment Date. However, if the price paid for the shares to be repurchased, plus applicable interest, would be less than the fair market value of common stock of the Company on the Expiration Date, we, as a fiduciary for you under the Plan will direct the Trustee not to effectuate the repurchase. The repurchase will only be made upon receipt of either electronic transfer of your shares or your original stock certificate, or if such certificate has been mutilated, lost, destroyed or stolen, the holder should promptly notify Computershare Trust Company, N.A., the Company’s transfer agent, at 1-877-889-2023, Monday through Friday between the hours of 8:00 a.m. and 6:30 p.m. Eastern Time. The holder will then be directed as to the steps that must be taken in order to replace the certificate.

If you have since sold, at a loss, the shares you received through a rollover or distribution, then we will pay you an amount equal to the difference between (a) the original purchase price of those shares and (b) the sale price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to the Company), plus applicable interest. Interest at the rate of 7% per annum will be paid on the original purchase price for your shares from the date of such rollover or distribution to the date of sale and on the loss realized from the sale of the shares, from the date of sale to (but not including) the Payment Date. Any payments owed hereunder will only be made after you have delivered proof of the sale of your shares at a loss.

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Please note that all proceeds will be allocated to a new Plan account that will be established on your behalf. The proceeds resulting from acceptance of the Rescission Offer will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to accept the Rescission Offer

If you would like to accept the Rescission Offer, the Company recommends that you send the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date and use registered mail with return receipt requested. If you would like to accept the Rescission Offer, we must receive your properly completed Rescission Offer Acceptance Form by mail on or before the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Rescission Offer Acceptance Form has been properly completed and whether you are eligible to receive a credit to your Plan account.

If you previously directed and caused the Trustee to rollover or distribute shares from the Plan, in order to indicate your acceptance of the Rescission Offer, you must:

•	If you have not sold such distributed shares, affix a copy of your stock certificate to the Rescission Offer Acceptance Form or other evidence of your stock ownership acceptable to the Company. If we determine that you are eligible to participate in this Rescission Offer, we will request delivery of either electronic transfer of your shares or your original stock certificate;

•	IF WE REQUIRE RECEIPT OF YOUR ORIGINAL STOCK CERTIFICATE, ALL REGISTERED OWNERS MUST SIGN EITHER THE STOCK CERTIFICATE WITH MEDALLION SIGNATURE GUARANTEE OR A STOCK POWER WITH MEDALLION SIGNATURE GUARANTEE; and

•	If you have sold any such distributed shares at a loss during the Rescission Period, affix your proof of loss on the sale(s) of such shares to the Rescission Offer Acceptance Form (such proof of loss must be in a form acceptable to the Company, such as a broker’s confirmation or monthly statement).

If any certificate which a participant desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify Computershare Trust Company, N.A., the Company’s transfer agent, at 1-877-889-2023, Monday through Friday between the hours of 8:00 a.m. and 6:30 p.m. Eastern Time. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The Rescission Offer Acceptance Form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

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How to reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer, unless you have previously accepted the Rescission Offer (in which case, refer to the following instructions).

If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number and a clear indication that you are rejecting the Rescission Offer to the attention of Savings Plan Administrator Aerojet Rocketdyne Retirement Savings Plan, P.O. Box 55866, Boston, MA 02205-5866. We must receive this notice of rejection on or before the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your original Rescission Offer Acceptance Form(s).

IF YOU FAIL TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE, OR ATTEMPT TO ONLY ACCEPT THE RESCISSION OFFER IN PART, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES INCLUDED IN THE UNITS UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF ACQUISITION OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of common stock included in the Units that may be tendered to us as a result of the Rescission Offer, to compensate participants for Units that were sold at a loss and to pay applicable interest.

Questions about the Rescission Offer

If you have questions regarding the Rescission Offer, you may call Fidelity Management Trust Company at 1-800-890-4015, Monday through Friday between the hours of 8:30 a.m. and 11:00 p.m. Eastern time.

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Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances and only applies if you are an individual citizen or resident of the United States.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

Your acceptance or rejection of the Rescission Offer, or the sale of the Units, representing our common stock and short-term liquid investments, to us pursuant to the Rescission Offer, or the receipt of the specified payment if you had previously sold your Units at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. If you currently have a Plan account, your proceeds from the Rescission Offer will be credited to your Plan account and will be invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate. Also, the Trustee will maintain the integrity of the pre-tax and after-tax contributions. Upon any later withdrawal or distribution, proceeds resulting from the Rescission Offer will, unless within 60 days, rolled over into an individual retirement account, another tax qualified retirement plan or other eligible retirement plan, generally be taxable as ordinary income unless such proceeds relate to the re-purchase of shares held at the Expiration Date that were originally purchased with after-tax contributions in which case only the interest component would be taxed as ordinary income. An additional ten percent income tax may be imposed in cases of early withdrawal. At the time of such withdrawal, you will receive a detailed notice describing more fully the tax consequences of a distribution.

If you have directed and caused a full distribution from the Plan and no longer have an individual account in the Plan, a new Plan account will be established for you and any amounts paid in respect of the Rescission Offer will be credited to your account and invested in the American Funds Target Date Retirement Fund Class R-6 based on your birthdate. A direct rollover (or the receipt of the distribution followed by a transfer) into an individual retirement account, other qualified retirement plan or other eligible retirement plan is not considered to be a taxable event. However, if the proceeds from the Rescission Offer are not rolled over or are rolled over more than 60 days after you receive a distribution (except for a very narrow hardship exemption), such distribution will generally be taxable as ordinary income to you as described above. An additional ten percent income tax may be imposed in cases of early withdrawal.

To ensure compliance with U.S. Treasury Department Circular 230, we inform you that the preceding discussion (and any other discussion of U.S. federal tax issues herein) is written in connection with the promotion or marketing of the Rescission Offer and is not intended to be relied upon, and cannot be relied upon by a participant for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code. Each prospective participant in the Rescission Offer should seek advice based on his or her own particular circumstances from an independent tax advisor.

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Use of Proceeds

We will receive no proceeds from the Rescission Offer.

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Important Notice Concerning Your Rights Under the
Aerojet Rocketdyne Retirement Savings Plan (“Plan”)
Date May 30, 2017

This notice is intended to comply with the requirements of the Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520.101-3, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plan of a blackout period during which their right to direct or diversify their Plan investments may be temporarily suspended.

All transactions related to the Aerojet Rocketdyne Holdings Stock Fund in your Plan account will be temporarily suspended as of the Expiration Date. This suspension will apply to all participants in the Plan, not just those receiving the Rescission Offer. The temporary suspension is called a “blackout period” and applies whether or not you accept the Rescission Offer. Whether or not you are planning retirement in the near future, we encourage you to carefully consider the manner in which this blackout period may affect your retirement planning, as well as your overall financial plan. The blackout period will begin at 4:00 p.m., Eastern Time, on the Expiration Date, June 30, 2017, and is anticipated to end during the week of July 10, 2017. You will be notified in the event that the blackout period is extended past such date. The blackout period is required to ensure smooth processing of the Rescission Offer. The Trustee of the Plan will not permit any transactions related to the Aerojet Rocketdyne Holdings Stock Fund in your Plan account during the blackout period. This means:

•	certain requests for loans and distributions (including hardship distributions) will be delayed until after the blackout period ends, but do not need to be resubmitted after the blackout period ends; and
•	requests to sell Units made during the blackout period will need to be remade following the blackout period.

It is important that you review and consider the appropriateness of your current investments in light of your inability to direct investments out of the Aerojet Rocketdyne Holdings Stock Fund of your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, or an investment primarily comprised of the securities of any one company such as the Aerojet Rocketdyne Holdings Stock Fund, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period, and you will not be able to direct the sale of Units from your Plan account during the blackout period.

Further, effective as of April 15, 2009, participants in the Plans no longer have the ability to purchase Units by electing to invest in the Aerojet Rocketdyne Holdings Stock Fund (although participants who hold existing Units in the Aerojet Rocketdyne Holdings Stock Fund continue to be permitted to keep those Units in their Plan account). Instead, all future contribution investment elections directed into the Aerojet Rocketdyne Holdings Stock Fund will be redirected to other investment options. Accordingly, participants in the Plan whose Units are purchased pursuant to the Rescission Offer will not be able to reinvest their proceeds in Units through a Plan account.

If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact Fidelity Management Trust Company at 1-800-890-4015.

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Where You Can Find More Information

We file annual, quarterly and current reports and other information with the SEC. We have made available through our Internet website at www.aerojetrocketdyne.com, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Our filings are also available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Legal Matters

Certain legal matters relating to the securities offered by this prospectus have been passed upon for us by Olshan Frome Wolosky LLP.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Incorporation By Reference

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 1, 2017;

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2.	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 8, 2017;

3.	Our Current Reports on Form 8-K filed with the SEC on January 9, 2017, February 22, 2017, March 3, 2017, March 17, 2017, March 31, 2017, April 10, 2017, May 5, 2017 and May 19, 2017; and

4.	The description of the Registrant’s capital stock contained in its Registration Statement on Form 10 filed on May 20, 1935 under the Securities Exchange Act of 1934, as amended, as amended by Amendment No. 1 on Form 8, dated March 29, 1989 (File No. 1-1520).

All documents that we file subsequent to the date of this prospectus and prior to the termination of the offering of our common stock contemplated hereby pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (310) 252-8100.

Aerojet Rocketdyne Holdings, Inc.

222 N. Sepulveda Blvd, Suite 500

El Segundo, CA 90245

Attn: General Counsel

In addition, we make available free of charge through our Internet website at www.aerojetrocketdyne.com, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Our filings are also available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

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Part II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is an itemized statement of the expenses expected to be incurred in connection with the Rescission Offer. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$2,258.66
Legal fees and expenses	125,000.00
Printing and mailing fees	47,000.00
Accounting fees and expenses	42,500.00
Miscellaneous	18,241.34
Total	$235,000.00

Item 15.	Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation and Bylaws, provide that the Registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, or in any other capacity.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

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The Registrant's Certificate of Incorporation and Bylaws further provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability, or loss asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of law.

The Registrant maintains an officer's and director's liability insurance policy insuring its officers and directors against certain expenses, liabilities, and losses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

The Registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements require the Registrant, among other things, to indemnify the Indemnitee against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, reasonably incurred or suffered by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or executive officer of the Company, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company; provided however, that the Registrant shall indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Registrant. The Indemnification Agreements provide for the advancement of all expenses to the Indemnitee upon the Registrant’s receipt from or on behalf of Indemnitee of reasonable evidence of such expenses, together with a written undertaking by Indemnitee to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified under the Indemnification Agreement. Accordingly, if such ultimate determination is made, the Registrant shall be entitled to reimbursement by Indemnitee of any amounts paid in advance toward such indemnification.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant's Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

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Item 16.	Exhibits.

Table Item No.	Exhibit Description
2.1	Amended and Restated Stock and Asset Purchase Agreement, dated as of June 12, 2013, by and between United Technologies Corporation and GenCorp Inc. was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K dated June 14, 2013 (File No. 1-01520), and is incorporated herein by reference.**
2.2	Plan of Conversion, dated April 11, 2014 was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
3.1	Certificate of Conversion, as filed with the Secretary of State of the State of Ohio on April 11, 2014 was filed as Exhibit 3.1 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
3.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on April 11, 2014 was filed as Exhibit 3.2 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
3.3	Certificate of Incorporation, as of April 11, 2014, as amended on April 27, 2015 was filed as Exhibit 3.3 to Aerojet Rocketdyne Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015 (File No. 1-01520), and is incorporated herein by reference.
3.4	Aerojet Rocketdyne Holdings, Inc. Second Amended and Restated Bylaws was filed as Exhibit 3.1 to Aerojet Rocketdyne Holdings, Inc.’s Current Report on Form 8-K dated January 20, 2016 (File No. 1-01520), and is incorporated herein by reference.
4.1	GenCorp Retirement Savings Plan was filed as Exhibit 4.1 to GenCorp Inc.’s Registration Statement on Form S-8 filed on June 30, 2008 (File No. 333-0152032) and incorporated herein by reference.
4.2	Form of Common Stock Certificate was filed as Exhibit 4.1 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
4.3	GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan was filed as Exhibit 4.1 to GenCorp Inc.’s Registration Statement on Form S-8 dated April 9, 2015 (File No. 333-203319), and is incorporated herein by reference.
4.4	Indenture, dated as of December 14, 2016, between Aerojet Rocketdyne Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Aerojet Rocketdyne Holdings, Inc.’s 2.25% Convertible Senior Notes due 2023 was filed as Exhibit 4.1 to Aerojet Rocketdyne Holding, Inc.’s Current Report on Form 8-K dated December 14, 2016 (File No. 1-01520), and is incorporated herein by reference.
4.5	Form of 2.25% Convertible Senior Note due 2023 was filed as Exhibit 4.2 to Aerojet Rocketdyne Holdings, Inc.’s Current Report on Form 8-K dated December 14, 2016 (File No. 1-01520), and is incorporated herein by reference.
5.1*	Opinion of Olshan Frome Wolosky LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney.
99.1*	Form of cover letter to Rescission Offer recipients.
99.2*	Form of Rescission Offer Acceptance Form.

_______________

* Filed herewith

** Schedules and Exhibits have been omitted, but will be furnished to the SEC upon request

II-3

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)                          To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                          That, for the purpose of determining any liability under the Securites Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(5)                          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, State of California, on May 30, 2017.

AEROJET ROCKETDYNE HOLDINGS, INC., A Delaware corporation (Registrant)

By:	/s/ Eileen P. Drake
Eileen P. Drake
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature		Title	Date

/s/ Eileen P. Drake		Chief Executive Officer,	May 30, 2017
Eileen P. Drake		President and Director (Principal Executive Officer)

/s/ Paul R. Lundstrom		Vice President and Chief	May 30, 2017
Paul R. Lundstrom		Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*		Executive Chairman	May 30, 2017
Warren G. Lichtenstein

*		Director	May 30, 2017
Thomas A. Corcoran

*		Director	May 30, 2017
James R. Henderson

*		Director	May 30, 2017
Lance W. Lord

*		Director	May 30, 2017
Merrill A. McPeak

*		Director	May 30, 2017
James H. Perry

*		Director	May 30, 2017
Martin Turchin

*By:	/s/ Paul R. Lundstrom	Attorney-in-Fact pursuant to	May 30, 2017
Paul R. Lundstrom		Power of Attorney filed herewith.

INDEX TO EXHIBITS

Table Item No.	Exhibit Description
2.1	Amended and Restated Stock and Asset Purchase Agreement, dated as of June 12, 2013, by and between United Technologies Corporation and GenCorp Inc. was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K dated June 14, 2013 (File No. 1-01520), and is incorporated herein by reference.**
2.2	Plan of Conversion, dated April 11, 2014 was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
3.1	Certificate of Conversion, as filed with the Secretary of State of the State of Ohio on April 11, 2014 was filed as Exhibit 3.1 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
3.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on April 11, 2014 was filed as Exhibit 3.2 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
3.3	Certificate of Incorporation, as of April 11, 2014, as amended on April 27, 2015 was filed as Exhibit 3.3 to Aerojet Rocketdyne Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015 (File No. 1-01520), and is incorporated herein by reference.
3.4	Aerojet Rocketdyne Holdings, Inc. Second Amended and Restated Bylaws was filed as Exhibit 3.1 to Aerojet Rocketdyne Holdings, Inc.’s Current Report on Form 8-K dated January 20, 2016 (File No. 1-01520), and is incorporated herein by reference.
4.1	GenCorp Retirement Savings Plan was filed as Exhibit 4.1 to GenCorp Inc.’s Registration Statement on Form S-8 filed on June 30, 2008 (File No. 333-0152032) and incorporated herein by reference.
4.2	Form of Common Stock Certificate was filed as Exhibit 4.1 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.
4.3	GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan was filed as Exhibit 4.1 to GenCorp Inc.’s Registration Statement on Form S-8 dated April 9, 2015 (File No. 333-203319), and is incorporated herein by reference.
4.4	Indenture, dated as of December 14, 2016, between Aerojet Rocketdyne Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Aerojet Rocketdyne Holdings, Inc.’s 2.25% Convertible Senior Notes due 2023 was filed as Exhibit 4.1 to Aerojet Rocketdyne Holding, Inc.’s Current Report on Form 8-K dated December 14, 2016 (File No. 1-01520), and is incorporated herein by reference.
4.5	Form of 2.25% Convertible Senior Note due 2023 was filed as Exhibit 4.2 to Aerojet Rocketdyne Holdings, Inc.’s Current Report on Form 8-K dated December 14, 2016 (File No. 1-01520), and is incorporated herein by reference.
5.1*	Opinion of Olshan Frome Wolosky LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney.
99.1*	Form of cover letter to Rescission Offer recipients.
99.2*	Form of Rescission Offer Acceptance Form.

_______________

* Filed herewith

** Schedules and Exhibits have been omitted, but will be furnished to the SEC upon request